As filed with the Securities and Exchange Commission on January 23, 2002
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                            SALES ONLINE DIRECT, INC.
             (Exact Name of Registrant as Specified in its Charter)

              Delaware                                      73-1479833
   (State or Other Jurisdiction of                       (I.R.S. Employer
   Incorporation or Organization)                      Identification Number)

              4 Brussels Street, Worcester, MA 01610 (508-791-6710)
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                           --------------------------

         SALES ONLINE DIRECT, INC. 2001 NON-QUALIFIED STOCK OPTION PLAN
                              (Full title of Plan)

                           --------------------------

                                 Gregory Rotman
                                    President
                        4 Brussels Street, Worcester, MA
                                 (508) 791-6710
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)

                                 with a copy to:

                             Michael A. Refolo, Esq.
                              Bowditch & Dewey, LLP
                      311 Main Street, Worcester, MA 01608
                                 (508) 926-3425

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                        Proposed            Proposed
                                        Amount           Maximum             Maximum           Amount of
       Title of Each Class of           to Be         Offering Price        Aggregate        Registration
    Securities to Be Registered       Registered       Per Share(1)      Offering Price(1)        Fee
---------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value        20,000,000(2)        $.07              $1,400,000          $128.80
=========================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, on the basis of the average of the high and low reported price of the Common Stock as reported on the National Association of Securities Dealers OTC Bulletin Board on January 22, 2002.

(2) This Registration Statement covers 20,000,000 additional shares of common stock of Sales OnLine Direct, Inc. that are being registered pursuant to the Sales OnLine Direct, Inc. 2001 Non-Qualified Stock Option Plan, as amended (the "Amended Plan"). These shares reflect an increase of 20,000,000 shares authorized under the Amended Plan. This Registration Statement also relates to such presently indeterminable number of additional shares of Common Stock are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.

================================================================================

                                EXPLANATORY NOTE

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 20,000,000 additional shares of common stock, par value $0.001 per share ("Common Stock"), of Sales OnLine Direct, Inc., a Delaware corporation (the "Registrant"), eserved for issuance upon the exercise of stock options or the issuance of restricted stock awards that may be granted under the Sales OnLine Direct, Inc. 2001 Non-Qualified Stock Option Plan. The contents of the Registrant's previously filed Form S-8 Registration Statement (No. 333-55180), as filed with the Securities Exchange Commission on February 7, 2001, the Form S-8 Registration Statement (No. 333-63268), as filed with the Securities Exchange Commission on June 19, 2001, and the Form S-8 Registration Statement (No. 333-68718), as filed with the Securities and Exchange Commission on August 30, 2001, are hereby incorporated by reference in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.   Exhibits.

Number    Description

4.1*   Specimen  Common  Stock   Certificate   (Filed  as  Exhibit  4.1  to  the
       Registrant's Registration Statement on Form SB-2 (Reg. No. 333-48542)).

5**    Legal Opinion of Bowditch & Dewey, LLP.

23.1** Consent of  Bowditch & Dewey,  LLP  (contained  in its  opinion  filed as
       Exhibit 5).

23.2** Consent of Wolf & Company, P.C.

24**   Power of Attorney.

99.1** Sales OnLine Direct, Inc. 2001 Non-Qualified Stock Option Plan, as amended.

-------------------

* Incorporated by reference. In accordance with Rule 411 promulgated pursuant to the Securities Act, reference is made to the documents noted which have been previously filed with the Commission, and are incorporated by reference herein.

**     Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, Massachusetts, on January 22, 2002.

                                            SALES ONLINE DIRECT, INC.

                                            By: /s/Gregory Rotman
                                                --------------------------------
                                                Gregory Rotman, President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory Rotman and Richard Rotman, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                           Title                              Date
         ---------                           -----                              ----


/s/ Gregory Rotman               Director, President and Chief               January 22, 2002
----------------------------
      Gregory Rotman             Executive Officer (Principal
                                 Executive Officer)

/s/ Richard Rotman               Director, Chief Financial                   January 22, 2002
----------------------------
      Richard Rotman             Officer, Vice President and Treasurer
                                 (Principal Financial Officer)

/s/ John Martin                  Director, Vice President and Chief          January 22, 2002
----------------------------
      John Martin                Technical Officer

/s/ Andrew Pilaro                Director                                    January 22, 2002
----------------------------
      Andrew Pilaro

                                  EXHIBIT INDEX

Exhibit
Number
------

4.1*   Specimen  Common  Stock   Certificate   (Filed  as  Exhibit  4.1  to  the
       Registrant's Registration Statement on Form SB-2 (Reg. No. 333-48542)).

5**    Legal Opinion of Bowditch & Dewey, LLP.

23.1** Consent of  Bowditch & Dewey,  LLP  (contained  in its  opinion  filed as
       Exhibit 5).

23.2** Consent of Wolf & Company, P.C.

24**   Power of Attorney.

99.1** Sales OnLine Direct, Inc. 2001 Non-Qualified Stock Option Plan, as amended.

-------------------

* Incorporated by reference. In accordance with Rule 411 promulgated pursuant to the Securities Act, reference is made to the documents noted which have been previously filed with the Commission, and are incorporated by reference herein.

**     Filed herewith.